Exhibit 10.3(a)

CERBERUS CYBER SENTINEL CORPORATION

2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Optionee:	[[FIRSTNAME]] [[LASTNAME]]

Total Shares Subject to Option:	[[SHARESGRANTED]]

Exercise Price Per Share:	[[GRANTPRICE]]

Date of Grant:	[[GRANTDATE]]

Vesting:	[[ALLVESTSEGS]]

Expiration Date:	[[GRANTEXPIRATIONDATE]], or earlier upon a Change in Control or as otherwise provided herein

Type of Stock Option:	[[GRANTTYPE]]

Grant of Option. Cerberus Cyber Sentinel Corporation, a Delaware corporation (the “Company”), hereby grants to the Optionee named above an option (the “Option”) to purchase the total number of shares of Common Stock set forth above (the “Shares”) at the exercise price per Share set forth above (the “Exercise Price”), in accordance with this Option Agreement and subject to the terms and conditions of the Cerberus Cyber Sentinel Corporation 2019 Equity Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. If designated as an Incentive Stock Option above, the Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

1. Vesting; Time of Exercise; Term of Option. The Option shall vest and become exercisable as set forth above; provided, however, that the Company may suspend vesting during any leave of absence; provided, further, that absent action by the Company or to the extent required by law, vesting will be suspended during an unpaid leave of absence. Notwithstanding anything herein to the contrary, the Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date. Notwithstanding anything to the contrary herein, the Optionee shall forfeit the right to exercise the Option if the Optionee’s Continuous Service is terminated for Cause (as defined in Section 6(b) of this Option Agreement).

2. Exercise of Option.

(a) Right to Exercise. The Option shall be exercisable in accordance with the vesting provisions contained in Section 2 of this Option Agreement and with the other applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 12 of the Plan relating to the exercisability or termination of the Option in the event of a Change in Control or in the event of a dissolution or liquidation of the Company.

(b) Method of Exercise. The Option shall be exercisable only by delivery to the Company of an executed Stock Option Exercise Agreement (the “Exercise Agreement”) in the form attached hereto as Exhibit A, or in such other form approved by the Committee, which shall state the Optionee’s election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Committee or necessary to comply with securities and other applicable laws. The Exercise Agreement shall be signed by the Optionee and shall be delivered to the Company in person or by courier, by certified mail, or by such other method as may be permitted by the Committee, accompanied (in any case) by payment of the Exercise Price for each Share covered by the Exercise Agreement, as described in Section 4 of this Option Agreement. The Option shall be deemed to be exercised upon receipt by the Company of such written Exercise Agreement and the Exercise Price.

(c) Issuance of Shares. If the Exercise Agreement and payment are in form and substance satisfactory to the Company (or its counsel), and the Optionee or any other person permitted to exercise the Option has complied with Section 5 of this Option Agreement, the Company shall issue or cause the issuance of, in the name of the Optionee or Optionee’s legal representative, the Shares purchased by such exercise of the Option.

3. Method of Payment. The Optionee’s delivery of the signed Exercise Agreement to exercise the Option (in whole or in part) shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in cash (by check), or, at the election of the Optionee and where permitted by law, in one or more of the following methods: (i) if a public market for the Company’s stock exists, through a same day sale arrangement between the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the FINRA Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, (ii) if a public market for the Common Stock exists, through a margin commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the exercise price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company, (iii) by surrender for cancellation of Qualifying Shares (provided that such surrender does not result in an accounting charge for the Company), or (iv) by any combination of the foregoing.

4. Tax Withholding Obligations. No Shares shall be delivered to the Optionee or any other person permitted to exercise the Option pursuant to the exercise of the Option until the Optionee or such other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax, employment tax, and social security tax withholding obligations, including obligations incident to the receipt of Shares. Upon exercise of the Option, the Company or the Optionee’s employer may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or such other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

5. Termination or Change of Continuous Service.

(a) Post-Termination Exercise. If the Option is vested prior to, or vests in connection with, the termination of the Optionee’s Continuous Service, other than as described in Section 6(b) of this Option Agreement, the Optionee may, following termination of his Continuous Service (the “Termination Date”), exercise the Option not later than the Expiration Date. Upon termination of the Optionee’s Continuous Service as described in Section 6(b) of this Option Agreement, the Optionee’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Optionee’s Continuous Service. In the event of the Optionee’s change in status from Employee, Director, or Consultant to any other status of Employee, Director, or Consultant, the Option shall remain in effect; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to non-employee Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following such change in status. To the extent that the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option prior to the Expiration Date, the Option shall terminate.

(b) No Post-Termination Exercise. Regardless of whether or not the Option has vested in accordance with the provisions hereof, unless the Committee otherwise determines, if the Optionee’s Continuous Service is terminated either (i) by the Company or an Affiliate for Cause, or (ii) if the Optionee’s employment is subject to the terms of a then-effective written employment agreement between the Optionee and the Company or an Affiliate, by the Optionee without compliance with, or without having any right to do so under, the terms of any such employment agreement, then the Optionee’s right to exercise the Option shall immediately terminate. For purposes hereof, the term “Cause” means the meaning set forth in a then-effective written employment agreement between the Optionee and the Company or an Affiliate or, in the absence of such a definition in a then-effective written employment agreement (in the determination of the Committee), shall mean (i) the habitual neglect of the Optionee’s duties or failure by the Optionee to perform or observe any substantial lawful obligation of the Optionee’s duties to the Company or any Affiliate that is not remedied within thirty (30) days after written notice thereof from the Company or the Board, (ii) an intentional violation or failure by the Optionee to satisfy any policy or written agreement with the Company or an Affiliate, (iii) the involvement by the Optionee in a transaction or act in connection with the performance of duties to the Company or any Affiliate which transaction or act is adverse to the interests of the Company or any Affiliate, (iv) the intentional engagement by the Optionee in unfair competition with the Company or any Affiliate, (v) the use of alcohol or drugs by the Optionee in a manner that affects the Optionee’s job performance or could reasonably be expected to adversely affect the reputation of the Company or any Affiliate, or (vi) the conviction of, or plea of nolo contendere by the Optionee to, a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct against the Company or any Affiliate. The Committee shall have discretion for the purposes of this Option Agreement to determine whether any termination of Continuous Service by the Optionee is in compliance with, or is in accordance with any right to terminate, under the terms of a then-effective written employment agreement.

6. Change in Control. In the event of a Change in Control, as described in Section 12(c) of the Plan, if this Option is not assumed by the Purchaser or converted into capital stock of the Purchaser, this Option shall be purchased by the Company or Purchaser for a purchase price in cash equal to the consideration per share pursuant to such transaction times the number of shares subject to this Option, less the Exercise Price Per Share times the number of Shares subject to this Option, subject to the agreement of the Optionee to execute such instrument(s) as the Company and/or Purchaser reasonably require. Such purchase by the Company or Purchaser shall occur on the same day and at the same time and place as such transaction, and shall be conditional upon the completion of such transaction.

7. Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to exercise of the Incentive Stock Option on or before the later of (a) the date that is two years after the Date of Grant, or (b) the date that is one year after exercise of the Incentive Stock Option with respect to the Shares to be sold or disposed of, then the Optionee shall immediately notify the Company in writing of such sale or other disposition. The Optionee acknowledges and agrees that he may be subject to income tax withholding by the Company on the compensation income recognized by him from any such early sale or other disposition by payment in cash or out of the current wages or other earnings payable to the Optionee.

8. Nontransferability of Option. Neither the Option nor any of the Optionee’s rights under this Option Agreement may be transferred or assigned in any manner other than by will or by the law of descent and distribution; the Option and the Optionee’s rights under this Option Agreement may be exercised during the lifetime of the Optionee only by the Optionee. Notwithstanding the preceding sentence, the Optionee may transfer a Non-Qualified Stock Option to such family members, family member trusts, family limited partnerships and other family member entities as the Company, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Company if the Common Stock issuable under such transferred Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

9. Tax Consequences. The exercise of the Option may have tax consequences. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES. THE OPTIONEE AGREES THAT IF THE OPTION IS AN INCENTIVE STOCK OPTION, THE OPTIONEE MUST EXERCISE THE OPTION WITHIN THE POST-TERMINATION EXERCISE PERIOD DETERMINED BY LAW AT SUCH TIME, OR THE OPTION SHALL BE TREATED AS A NON-QUALIFIED STOCK OPTION.

10. Term of Option. The Option may be exercised no later than the Expiration Date or such earlier date as otherwise provided in this Option Agreement.

11. Entire Agreement; Governing Law. The Plan and this Option Agreement (with the Exercise Agreement, if the Option is exercised) constitute the entire agreement of the Company and the Optionee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties. Nothing in the Plan and this Option Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Arizona without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware, to the rights and duties of the Parties.

12. Severability and Reformation. The Company intends all provisions of this Option Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Option Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Option Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Option Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of this Option Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

13. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Option Agreement are inserted for convenience and shall not be deemed a part of the Option or this Option Agreement for construction or interpretation.

14. Dispute Resolution. Unless provided otherwise in a then-effective written employment agreement, the provisions of this Section 15 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or the Optionee) arising out of or relating to the Plan and this Option Agreement (including the Exercise Agreement, if the Option is exercised). The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Option Agreement (including the Exercise Agreement, if the Option is exercised) by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Option Agreement shall be brought in the United States District Court for the District of Arizona (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Arizona state court in Maricopa County, Arizona) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

15. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earliest of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 16.

CERBERUS CYBER SENTINEL CORPORATION

By:

Title:

Address:	6900 E. Camelback Road, #240
Scottsdale, AZ 85251

THE OPTIONEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE OPTIONEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION, OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE OPTIONEE ANY RIGHT WITH RESPECT TO FUTURE GRANTS OR CONTINUATION OF THE OPTIONEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY AFFILIATE TO TERMINATE THE OPTIONEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE OPTIONEE ACKNOWLEDGES THAT UNLESS THE OPTIONEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE OPTIONEE’S STATUS IS AT WILL.

The Optionee acknowledges receipt of a copy of the Plan, represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions hereof and thereof. The Optionee has reviewed this Option Agreement, the Plan, and the Exercise Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understands all provisions of this Option Agreement, the Plan, and the Exercise Agreement. The Optionee hereby agrees that all disputes arising out of or relating to this Option Agreement, the Plan, and the Exercise Agreement shall be resolved in accordance with Section 15 of this Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated in the Option Agreement.

Dated: [[SIGNATURE_DATE]]	Signed:	[[SIGNATURE]]

	Address:	[[RESADDR1]]
[[RESCITY]]
[[RESSTATEORPROV]]
[[RESPOSTALCODE]]

EXHIBIT A

CERBERUS CYBER SENTINEL CORPORATION

2019 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Exercise Agreement is made this ____ day of ____________, 20___ between Cerberus Cyber Sentinel Corporation (the “Company”) and the optionee named below (the “Optionee”) pursuant to the Cerberus Cyber Sentinel Corporation 2019 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the capitalized terms used in this Exercise Agreement shall have the meaning ascribed to them in the Plan and in the Option Agreement to which this Exercise Agreement relates.

Option Number:

Optionee:

Social Security Number:

Address:

Number of Shares Purchased:

Price Per Share:	$

Aggregate Purchase Price:

Date of Grant:

Type of Stock Option:	[ ]	Incentive Stock Option
	[ ]	Non-Qualified Stock Option

The Optionee hereby delivers to the Company the Aggregate Purchase Price set forth above in cash as indicated below, or to the extent provided for in the Option Agreement and approved by the Committee by accepting this Exercise Agreement, as follows (as applicable, check and complete):

_____	in cash in the amount of $____________, receipt of which is acknowledged by the Company;

_____	through a same-day-sale commitment, delivered herewith, from the Optionee and the FINRA Dealer named therein in the amount of $___________________;

_____	through a margin commitment, delivered herewith, from the Optionee and the FINRA Dealer named therein in the amount of $__________________;

_____	by surrender for cancellation Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company).

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The Company and the Optionee (the “Parties”) hereby agree as follows:

Purchase of Shares. On this date and subject to the terms and conditions of this Exercise Agreement, the Optionee hereby exercises the Option granted in the Option Agreement between the Parties, dated as of the Date of Grant set forth above, with respect to the Number of Shares Purchased set forth above of the Common Stock (the “Shares”) at the Aggregate Purchase Price set forth above (the “Aggregate Purchase Price”) equal to the Price Per Share set forth above (the “Purchase Price Per Share”) multiplied by the Number of Shares Purchased set forth above. The term Shares refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares, and (b) as a result of stock dividends or stock splits in respect of the Shares.

16. Representations of the Optionee. The Optionee represents and warrants to the Company that the Optionee has received, read and understands the Plan, the Option Agreement and this Exercise Agreement and agrees to abide by and be bound by their terms and conditions.

17. Rights as Shareholder. Until the stock certificate evidencing the Shares is issued (or as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate (or cause the entry on the books of the Company or transfer agent) promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

18. Tax Withholding Obligations. The Optionee agrees to satisfy all applicable federal, state, and local income, employment, and other tax withholding obligations and herewith delivers to the Company the amount necessary, or has made arrangements acceptable to the Company, to satisfy such obligations as provided in the Plan and the Option Agreement.

19. Tax Consequences. The Optionee understands that he may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultant(s) he deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

20. Successors and Assigns. The Company may assign any of its rights under this Exercise Agreement, and this Exercise Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement shall be binding upon the Optionee and his heirs, executors, administrators, successors, and permitted assigns.

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21. Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Exercise Agreement are inserted for convenience and shall not be deemed a part of this Exercise Agreement for construction or interpretation.

22. Dispute Resolution. The provisions of Section 15 of the Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Exercise Agreement.

23. Entire Agreement; Governing Law. This Exercise Agreement, together with the Plan and the Option Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Parties. Nothing in this Exercise Agreement or in the Plan or the Option Agreement (except as expressly provided herein or therein) is intended to confer any rights or remedies on any person other than the Parties. This Exercise Agreement (like the Plan and the Option Agreement) is to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.

24. Severability and Reformation. The Company intends all provisions of this Exercise Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of this Exercise Agreement is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Exercise Agreement is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Exercise Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of this Exercise Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

25. Notice. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in the Option Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 11.

26. Further Instruments. Each Party agrees to execute such further instruments and to take such further action as may be necessary or reasonably appropriate to carry out the purposes and intent of this Exercise Agreement.

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Submitted by:	Accepted by:

OPTIONEE:	CERBERUS CYBER SENTINEL CORPORATION

By:
(signature)	Its:

Dated:	Dated:

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